Exhibit 99.1

LITHIA MOTORS ANNOUNCES SECOND QUARTER 2008 RESULTS

o	Net income of ten cents per share from continuing operations, excluding impairment charges

o	GAAP net loss of $243.8 million or ($12.27) per share

o	$18 million annualized cost reductions completed through July, with $4 million more in progress

o	$65 million in capital raised in first half of 2008 through real estate financing; another $50 - $70 million expected in second half, including real estate sales

MEDFORD, OREGON, August 7th, 2008 (4:15 p.m. ET) – Lithia Motors, Inc. (NYSE: LAD) today announced that net income from continuing operations in the second quarter of 2008 was ten cents per diluted share, excluding after-tax adjustments for asset impairments of $243.4 million (or $12.27 per share) and a net loss from discontinued operations of $2.2 million (or ten cents per share).

Sid DeBoer, Lithia’s Chairman and CEO, commented, “Lithia Motors continues to show improved operating results for the third consecutive quarter despite a more difficult operating environment. We were able to return to profitability this quarter on our core operations with the strategic steps we have taken since the start of the year, despite same-store sales declining 20.8% . Our cost-cutting measures and restructuring actions are progressing as planned; the results of which are clearly evident in our second quarter operating results. The asset impairment charges recorded this quarter are non-cash accounting charges. They primarily result from our declining stock price, and franchise locations that have not performed up to our operating expectations, as more fully explained below.”

“Our current book value per basic share is $13.05, which does not include any appreciation of real estate values above our carrying value. Recent pending and completed store sales have indicated that franchise value and “blue-sky” exist, particularly with import and luxury brands and domestic stores in stronger market areas. Additionally, this applies to many stores acquired prior to 2002 when GAAP did not require franchise value to be allocated at the time of purchase.”

“We have shown success this quarter in our efforts to raise capital, restructure our workforce, and continue the strategic shift in our brand mix through the identification of stores for divestiture. These efforts and results show our ability, as a retailer, to adjust to market conditions as necessary. The Company’s reported quarterly sales, general and administrative expenses in continuing operations have represented as a percentage of gross profits 89.9%; 85.9%; and 82.5%, sequentially improving since the fourth quarter of 2007, excluding one-time expenses from terminated construction projects this quarter of $4.5 million. June showed solid progress coming in at 80.7% .”

“Historically, Lithia Motors had been structured and staffed for growth. Our current focus is to keep our company strong and profitable. In the last year, we have successfully reduced our headcount by over 800 employees. In the second quarter, we eliminated over 150 positions and made further reductions in July. The disposition of stores, as we have outlined, will result in even lower costs necessary to run our operations. Our high-caliber team continues to identify opportunities to streamline and operate more efficiently, while not sacrificing the high level of service to our customers.”

On June 2nd, 2008, the Company announced restructuring plans that would generate annualized savings of $18 million. Additionally, the Company outlined a list of steps it is taking to right-size and realign its business. Mr. DeBoer continued, “Those cost savings have all been completed, and we are now on track for $22 million in total cost reductions – as we have recently added an additional $4 million in planned annualized cost cuts. Since the beginning of the year, we have reduced the outstanding debt on our credit line from $184 million to $138 million. We have sold one domestic store and have agreements on six of the thirteen remaining store divestitures. An additional two domestic stores are pending sale as a result of an unsolicited offer, showing a demand still exists for domestic auto retail stores. These store sales are estimated to generate over $35 million in total net cash proceeds.”

Lithia’s CFO and Senior Vice President, Jeff DeBoer said, “We realized positive cash flows from operations of $15.3 million in the first half of 2008, and we anticipate that our cost cutting measures will continue to increase our cash flows from operations despite the current economic environment.”

“Through the second quarter, financing of real estate has raised net proceeds of approximately $65 million. The depreciated value of our real estate portfolio in continuing operations has book value of over $300 million, and we are confident it would appraise for significantly more; we have real estate debt of approximately $220 million – leaving substantial room for additional financing to be completed throughout the remainder of the year. This does not include $22.8 million in development properties and our airplane which are held for sale – many of which have pending buy-sell agreements.”

“Through the reduction of used vehicle inventory, we estimate to generate another $30 to $40 million of cash. All of these steps create proceeds to further reduce the outstanding borrowings on the line of credit and to help retire the $85 million in subordinated convertible notes due in May 2009,” concluded Mr. Jeff DeBoer.

Under SFAS No. 142, “Goodwill and Other Intangible Assets”, the Company is required to perform a goodwill impairment analysis on an interim basis if certain events or circumstances indicate that it is more likely than not that an impairment loss has been incurred. Recent restructuring actions taken, including the placing of stores up for sale, an adverse change in business climate, reduced earnings forecast and the significant decrease in the Company’s share price required goodwill to be tested on an interim basis in the second quarter. The Company performed the required steps for impairment analysis and concluded that the entire balance of goodwill was impaired. The Company recorded a non-cash impairment charge to write-off the entire balance of goodwill of $210.6 million after tax in the second quarter, of which $24.8 million is classified in discontinued operations. In the quarter, the Company also recorded a non-cash asset impairment charge of $32.8 million after tax related to certain indefinite-lived intangible assets (franchise value) and other long-lived assets, of which $10.0 million is classified in discontinued operations.

Due to the resulting complexities of reporting second quarter results, the Company will be filing a Form 12b-25 with the Securities and Exchange Commission to request an extension of the filing deadline for its Form 10-Q. The expected date for filing the Form 10-Q is August 18, 2008.

About Lithia
Lithia Motors, Inc. is a Fortune 700 Company, selling 28 brands of new and all brands of used vehicles at 109 stores, which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com, or through www.L2Auto.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 105,108 new and used vehicles and had $3.22 billion in total revenue in 2007. Lithia is publicly traded (NYSE:LAD) and is accessible on the web at www.Lithia.com.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations

Forward Looking Statements

This press release includes forward looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company’s filings with the SEC. We make forward-looking statements about (i) our ability to manage through the current sales and economic environment, (ii) our ability to reduce infrastructure costs, (iii) the sale of stores in discontinued operations and development properties at the prices anticipated, (iv) the raising of cash from our restructuring efforts and ongoing operations and (v) our ability to secure financing on real estate at expected values. We also make forward-looking statements about the filing of our Form 10-Q. Specific risks in this press release include execution of the restructuring plan and macro-economic and market factors affecting the company's profitability and cash flows.

LITHIA MOTORS, INC.
(In Thousands except per share data)
Unaudited	Three Months Ended
	June 30,			%
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)

New vehicle sales	$372,476	$482,612	$(110,136)	(22.8)%
Used vehicle sales	179,975	219,673	(39,698)	(18.1)
Finance and insurance	24,287	31,433	(7,146)	(22.7)
Service, body and parts	86,916	88,435	(1,519)	(1.7)
Fleet and other revenues	1,490	1,297	193	14.9

Total revenues	665,144	823,450	(158,306)	(19.2)

Cost of sales	554,351	685,126	(130,775)	(19.1)

Gross Profit	110,793	138,324	(27,531)	(19.9)
Asset impairment charges	300,952		300,952	NM
SG&A expense	95,910	103,668	(7,758)	(7.5)
Depreciation and amortization	5,425	4,784	641	13.4

Income (loss) from operations	(291,494)	29,872	(321,366)	NM

Floorplan interest expense	(5,790)	(7,875)	(2,085)	(26.5)
Other interest expense	(5,894)	(4,648)	1,246	26.8
Other income, net	1,104	111	993	894.6

Income (loss) from continuing	(302,074)	17,460	(319,534)	NM
operations before income taxes

Income tax expense (benefit)	(95,254)	6,937	(102,191)	(1,473.1)
Income Tax Rate	31.5%	39.7%

Income (loss) from continuing	(206,820)	10,523	(217,343)	NM
operations

Discontinued Operations:
Loss from operations, net of income tax	(2,174)	(99)	2,075	1,972.7
Loss on disposal activities, net of income tax	(34,790)	(2,481)	32,309	1,307.2

Net income (loss)	$(243,784)	$ 7,943	$ (251,727)	NM

Diluted net income (loss) per share:
Continuing Operations	$ (10.41)	$ 0.50
Discontinued Operations:
Loss from operations, net of income tax	(0.10)
Loss on disposal activities, net of income tax	(1.76)	(0.12)

Net income (loss) per share	$ (12.27)	$ 0.38	$ (12.65)	NM

Diluted shares outstanding	19,873(A)	22,109	(2,236)	(10.1)%

(A) Excludes shares issuable upon conversion of the convertible debt as well as common stock equivalents, as their effect on EPS would be antidilutive.
NM – Not Meaningful

Lithia Motors, Inc.
(Continuing Operations)	Three Months Ended
Unaudited	June 30,			%
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)
Unit Sales:
New Vehicle	13,285	16,719	(3,434)	(20.5)%
Used - Retail Vehicle	8,903	10,821	(1,918)	(17.7)
Used - Wholesale	5,490	6,097	(607)	(10.0)
Total Units Sold	27,678	33,637	(5,959)	(17.7)

Average Selling Price:
New Vehicle	$28,037	$28,866	($829)	(2.9)%
Used - Retail Vehicle	16,765	16,681	$84	0.5
Used - Wholesale	5,594	6,423	($829)	(12.9)

Gross Margin/Profit Data
New Vehicle Retail	7.8%	7.6%	20 bps
Used Vehicle Retail	11.1%	14.5%	-340 bps
Used Vehicle Wholesale	(3.7)%	2.7%	-640 bps
Service, Body & Parts	47.9%	48.3%	-40 bps
Finance & Insurance	100.0%	100.0%	0 bps
Gross Profit Margin	16.7%	16.8%	-10 bps
New Retail Gross Profit/Unit	$2,177	$2,180	-$3
Used Retail Gross Profit/Unit	$1,868	$2,422	-$554
Used Wholesale Gross Profit/Unit	$(207)	$176	-$383
Finance & Insurance/Retail Unit	$1,095	$1,141	-$46

Revenue Mix:
New Vehicles	56.0%	58.6%
Used Retail Vehicles	22.4%	21.9%
Used Wholesale Vehicles	4.6%	4.8%
Finance and Insurance, Net	3.7%	3.8%
Service and Parts	13.1%	10.7%
Fleet and other	0.2%	0.2%

New Vehicle Unit Sales Brand
Mix:
Chrysler Brands	32.5%	38.9%
General Motors & Saturn	18.1%	16.4%
Toyota	16.1%	14.6%
Honda	9.6%	7.7%
BMW	4.0%	4.1%
Nissan	3.9%	3.8%
Hyundai	3.9%	3.7%
Ford	3.8%	4.6%
Volkswagen, Audi	3.0%	2.5%
Subaru	2.1%	1.6%
Mercedes	1.0%	0.8%
Other	2.0%	1.3%

LITHIA MOTORS, INC.
(Selected Same Store Data)
Unaudited	Three Months Ended
	June 30,

	2008	2007

Same Store Total Sales Geographic Mix:
Texas	26.1%	21.9%
Oregon	12.8%	14.7%
California	12.4%	13.6%
Alaska	7.8%	7.0%
Washington	7.8%	8.0%
Iowa	7.2%	6.3%
Colorado	5.8%	6.6%
Montana	5.7%	6.2%
Idaho	5.3%	6.1%
Nevada	4.0%	4.2%
Nebraska	2.1%	2.0%
South Dakota	2.1%	2.2%
New Mexico	0.9%	1.2%

Same Store Revenue:
New Vehicle Retail Sales	(23.3)%	(1.5)%
Used Vehicle Retail Sales	(21.5)%	(3.7)%
Used Wholesale Sales	(25.7)%	3.6%
Total Vehicle Sales (excluding Fleet)	(22.9)%	(1.8)%
Finance & Insurance Sales	(23.5)%	%
Service, Body and Parts Sales	(2.9)%	4.9%
Total Sales (excluding Fleet)	(20.8)%	(1.1)%
Total Gross Profit (excluding Fleet)	(20.9)%	(2.1)%

LITHIA MOTORS, INC.
(In Thousands except per share data)
Unaudited	Six Months Ended
	June 30,			%
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)

New vehicle sales	$726,915	$892,657	$(165,742)	(18.6)%
Used vehicle sales	367,335	415,207	(47,872)	(11.5)
Finance and insurance	48,852	59,505	(10,653)	(17.9)
Service, body and parts	176,677	173,805	2,872	1.7
Fleet and other revenues	2,438	1,979	459	23.2

Total revenues	1,322,217	1,543,153	(220,936)	(14.3)

Cost of sales	1,100,161	1,278,414	(178,253)	(13.9)

Gross Profit	222,056	264,739	(42,683)	(16.1)
Asset impairment charges	300,952		300,952	NM
SG&A expense	191,438	202,749	(11,311)	(5.6)
Depreciation and amortization	10,787	9,237	1,550	16.8

Income (loss) from operations	(281,121)	52,753	(333,874)	NM

Floorplan interest expense	(11,727)	(14,608)	(2,881)	(19.7)
Other interest expense	(11,004)	(9,013)	1,991	22.1
Other income, net	1,199	324	875	270.1

Income (loss) from continuing	(302,653)	29,456	(332,109)	NM
operations before income taxes

Income tax expense (benefit)	(95,378)	11,651	(107,029)	NM
Income Tax Rate	31.5%	39.6%

Income (loss) from continuing	(207,275)	17,805	(225,080)	NM
operations

Discontinued Operations:
Loss from operations, net of income tax	(3,880)	(306)	3,452	1,128.1
Loss on disposal activities, net of income tax	(34,790)	(2,481)	32,431	1,307.2

Net income (loss)	$(245,945)	$ 15,018	$ (260,963)	NM

Diluted net income (loss) per share:
Continuing Operations	$ (10.47)	$ 0.85
Discontinued Operations:
Loss from operations, net of income tax	(0.17)	(0.01)
Loss on disposal activities, net of income tax	(1.79)	(0.12)

Net income (loss) per share	$ (12.43)	$ 0.72	$ (13.15)	NM

Diluted shares outstanding	19,793(A)	22,116	(2,323)	(10.5)%

(A) Excludes shares issuable upon conversion of the convertible debt as well as common stock equivalents, as their effect on EPS would be antidilutive.
NM – Not Meaningful

Lithia Motors, Inc.
(Continuing Operations)	Six Months Ended
Unaudited	June 30,			%
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)
Unit Sales:
New Vehicle	25,292	31,004	(5,712)	(18.4)%
Used - Retail Vehicle	17,676	20,505	(2,829)	(13.8)
Used - Wholesale	10,961	11,711	(750)	(6.4)
Total Units Sold	53,929	63,220	(9,291)	(14.7)

Average Selling Price:
New Vehicle	$28,741	$28,792	($51)	(0.2)%
Used - Retail Vehicle	17,025	16,471	$554	3.4
Used - Wholesale	6,058	6,615	($557)	(8.4)

Gross Margin/Profit Data
New Vehicle Retail	7.7%	7.7%	0 bps
Used Vehicle Retail	11.4%	14.6%	-320 bps
Used Vehicle Wholesale	(2.4)%	3.4%	-580 bps
Service, Body & Parts	47.2%	48.0%	-80 bps
Finance & Insurance	100.0%	100.0%	0 bps
Gross Profit Margin	16.8%	17.2%	-40 bps
New Retail Gross Profit/Unit	$2,227	$2,227	$0
Used Retail Gross Profit/Unit	$1,938	$2,412	($474)
Used Wholesale Gross Profit/Unit	$(146)	$225	($371)
Finance & Insurance/Retail Unit	$1,137	$1,155	($18)

Revenue Mix:
New Vehicles	55.0%	57.8%
Used Retail Vehicles	22.8%	21.9%
Used Wholesale Vehicles	4.9%	5.0%
Finance and Insurance, Net	3.7%	3.9%
Service and Parts	13.4%	11.3%
Fleet and other	0.2%	0.1%

New Vehicle Unit Sales Brand
Mix:
Chrysler Brands	34.7%	39.8%
General Motors & Saturn	18.0%	16.9%
Toyota	15.6%	14.0%
Honda	8.6%	6.8%
Nissan	4.1%	3.8%
Ford	4.0%	5.0%
BMW	3.9%	4.1%
Hyundai	3.3%	3.3%
Volkswagen, Audi	2.8%	2.2%
Subaru	2.1%	1.7%
Mercedes	1.0%	0.8%
Other	1.9%	1.6%

LITHIA MOTORS, INC.
(Selected Same Store Data)
Unaudited	Six Months Ended
	June 30,

	2008	2007

Same Store Total Sales Geographic Mix:
Texas	25.9%	21.5%
Oregon	13.3%	15.1%
California	12.5%	14.0%
Washington	8.1%	8.1%
Alaska	7.5%	6.9%
Colorado	6.0%	6.9%
Iowa	6.1%	5.3%
Montana	5.9%	5.9%
Idaho	5.6%	6.3%
Nevada	4.0%	4.5%
Nebraska	2.1%	2.0%
South Dakota	2.0%	2.3%
New Mexico	1.0%	1.2%

Same Store Revenue:
New Vehicle Retail Sales	(19.7)%	(2.1)%
Used Vehicle Retail Sales	(16.1)%	(4.3)%
Used Wholesale Sales	(17.8)%	9.3%
Total Vehicle Sales (excluding Fleet)	(18.6)%	(2.1)%
Finance & Insurance Sales	(19.1)%	1.9%
Service, Body and Parts Sales	(0.4)%	5.0%
Total Sales (excluding Fleet)	(16.6)%	(1.2)%
Total Gross Profit (excluding Fleet)	(18.4)%	(1.5)%

LITHIA MOTORS, INC.
Balance Sheet Highlights (Dollars in Thousands)
Unaudited
	June 30, 2008	December 31, 2007

Cash & Cash Equivalents	$ 21,352	$ 21,665
Trade Receivables*	93,656	109,387
Inventory	623,162	601,759
Assets held for sale	133,070	23,807
Other Current Assets	24,393	21,920

Total Current Assets	895,633	778,538

Real Estate, net	305,347	363,391
Equipment & Other, net	92,834	98,355
Goodwill, net	--	311,527
Other Assets	97,805	74,924

Total Assets	$ 1,391,619	$ 1,626,735

Flooring Notes Payable	$ 479,786	$ 451,590
Liabilities held for sale	79,287	17,857
Other Current Liabilities	223,945	115,644

Total Current Liabilities	783,018	585,091

Used Vehicle Flooring	121,679	122,550
Real Estate Debt	172,948	179,160
Other Long-Term Debt	42,615	153,785
Other Liabilities	13,005	77,937

Total Liabilities	$1,133,265	$1,118,523

Shareholders' Equity	258,354	508,212

Total Liabilities & Shareholders'
Equity	$1,391,619	$1,626,735

*Note: Includes contracts-in-transit of $38,058 and $48,474 for 2008 and 2007

Other Balance Sheet Data (Dollars in Thousands)

Current Ratio	1.1x	1.3x
LT Debt/Total Cap.
(Excludes Real Estate)	39%	35%
Working Capital	$112,615	$193,447
Book Value per Basic Share	13.05	26.02

The following table reconciles reported GAAP net income (loss) per the income statement to non-GAAP net income (loss):

Unaudited	Three Months Ended		Six Months Ended
	June 30,		June 30

	2008	2007	2008	2007

Income (loss) from continuing operations
– as reported	(206,820)	10,523	(207,275)	17,805
Goodwill and other asset impairment	208,601		208,601

Income from continuing operations
– non GAAP	1,781	10,523	1,326	17,805

Loss from discontinued operations – as
reported	(36,964)	(2,580)	(38,670)	(2,787)
Goodwill and other asset impairment	34,790	2,481	34,790	2,481

Loss from discontinued operations
– non GAAP	(2,174)	(99)	(3,880)	(306)

Net income (loss) – as reported	(243,784)	7,943	(245,945)	15,018
Goodwill and other asset impairment	243,391	2,481	243,391	2,481

Net income (loss) – non GAAP	(393)	10,424	(2,554)	17,499

The following table reconciles reported GAAP diluted earnings (loss) per share (“EPS”) to non-GAAP diluted earnings (loss) per share:

Unaudited	Three Months Ended		Six Months Ended
	June 30,		June 30

	2008	2007	2008	2007

Net income (loss) per share from
Continuing Operations – as reported	(10.41)	0.50	(10.47)	0.85
Goodwill and other asset impairment	10.51		10.57

Net income per share from Continuing
Operations – non GAAP	0.10	0.50	0.10	0.85

Loss per share from Discontinued
Operations – as reported	(1.86)	(0.12)	(1.96)	(0.13)
Goodwill and other asset impairment	1.76	0.11	1.79	0.11

Loss per share from Discontinued
Operations – non GAAP	(0.10)	(0.01)	(0.17)	(0.02)

Net income (loss) per share as reported	(12.27)	0.38	(12.43)	0.72
Goodwill and other asset impairment	12.27	0.11	12.36	0.11

Net income (loss) per share
- non GAAP	0.00	0.49	(0.07)	0.83

Adjusted results for the periods with net income are shown on a diluted share basis. Due to anti-dilutive effects, adjusted results per basic and diluted share are the same in periods showing a loss.